EXHIBIT 20

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2005-1
September 2005

Original Inputs

Total Pool Balance	$3,313,888,879.69

Class A-1 Notes Balance	$550,000,000.00
Class A-1 Notes Rate	One Month LIBOR + 0.01%

Class A-2a Notes Balance	$450,000,000.00
Class A-2a Notes Rate	One Month LIBOR + 0.04%

Class A-2b Notes Balance	$250,000,000.00
Class A-2b Notes Rate	3.730%

Class A-3 Notes Balance	$600,000,000.00
Class A-3 Notes Rate	One Month LIBOR + 0.06%

Class A-4 Notes Balance	$760,000,000.00
Class A-4 Notes Rate	4.050%

Class A-5 Notes Balance	$229,825,000.00
Class A-5 Notes Rate	One Month LIBOR + 0.10%

Class B Notes Balance	$122,803,000.00
Class B Notes Rate	One Month LIBOR + 0.375%

Class C Notes Balance	$46,051,000.00
Class C Notes Rate	4.730%

Class D Notes Balance	$30,701,000.00
Class D Notes Rate	6.500%

Overcollateralization	$30,701,224.17

Reserve Account Deposit	$15,350,406.12

Part I. Collections
Receipts During the Period	$111,442,809.95
Principal on Repurchased Contracts	7,225,235.07
Schedule and Simple Interest Payments Advanced	361,884.83
Schedule Principal Advanced	1,104,135.01

Total Collections For the Period	$120,134,064.86

Beginning Pool Aggregate Principal Balance	$2,837,872,558.73
Ending Pool Aggregate Principal Balance	$2,727,303,097.05

Scheduled Principal Collection	$90,709,264.26

Beginning Aggregate Discounted Principal Balance	$2,639,648,533.19
Ending Aggregate Discounted Principal Balance	$2,539,795,194.78

Part II. Distributions to Noteholders and Certificateholders
Total Collections	$120,134,064.86
Plus: Reserve Account Draw	—
Plus: Net Amount Due From Swap Counterparty	—
Less: Total Servicing Fee	4,729,787.60
Less: Net Amount Due to Swap Counterparty	40,955.66
Less: Monthly Interest Due to Noteholders	8,898,839.53
Less: Principal Due to Noteholders	99,853,338.41
Less: Reserve Account Deposit	—
Less: Accumulation Account Deposit	—

Equals Reserve Fund Excess to be released to CARI	$6,611,143.66

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2005-1
September 2005

		Per $1000 of
		Original Principal
Class A-1 Notes Distributable Amount
Monthly Interest	$401,547.41	0.730086
Monthly Principal	99,853,338.41	181.551524

Distributable Amount	$100,254,885.82

Class A-2a Notes Distributable Amount
Monthly Interest	$1,523,252.00	3.385004
Monthly Principal	—	—

Distributable Amount	$1,523,252.00

Class A-2b Notes Distributable Amount
Monthly Interest	$777,083.33	3.108333
Monthly Principal	—	—

Distributable Amount	$777,083.33

Class A-3 Notes Distributable Amount
Monthly Interest	$2,041,669.33	3.402782
Monthly Principal	—	—

Distributable Amount	$2,041,669.33

Class A-4 Notes Distributable Amount
Monthly Interest	$2,565,000.00	3.375000
Monthly Principal	—	—

Distributable Amount	$2,565,000.00

Class A-5 Notes Distributable Amount
Monthly Interest	$790,215.98	1.039758
Monthly Principal	—	—

Distributable Amount	$790,215.98

Class B Notes Distributable Amount
Monthly Interest	$452,256.71	3.682782
Monthly Principal	—	—

Distributable Amount	$452,256.71

Class C Notes Distributable Amount
Monthly Interest	$181,517.69	3.941667
Monthly Principal	—	—

Distributable Amount	$181,517.69

Class D Notes Distributable Amount
Monthly Interest	$166,297.08	5.416667
Monthly Principal	—	—

Distributable Amount	$166,297.08

Total Servicing Fee	$4,729,787.60	1.427262

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2005-1
September 2005

Part III. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$6,084,433.29
Less: Payments Applied	1,608,935.67
Current Period Payments Ahead Received	1,297,734.00

Ending Payment Ahead Balance	$5,773,231.62

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,295,375.04
Beginning Outstanding Unreimbursed Simple Interest Advances	1,228,632.68
Scheduled Principal and Interest Advances	1,310,061.28
Simple Interest Advances	155,958.56
Reimbursement of Previous Scheduled Principal and Interest Advances	893,328.82
Reimbursement of Previous Simple Interest Advances	36,665.84

Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,712,107.50
Ending Outstanding Unreimbursed Simple Interest Advances	$1,347,925.40

Part IV. Balances & Principal Factors
	Beginning of Period	End of Period

Total Pool Balance	$2,837,872,558.73	$2,727,303,097.05
Total Pool Factor	0.8563572	0.8229917
Class A-1 Notes Balance	$119,567,309.02	$19,713,970.61
Class A-1 Notes Principal Factor	0.2173951	0.0358436
Class A-2a Notes Balance	$450,000,000.00	$450,000,000.00
Class A-2a Notes Principal Factor	1.0000000	1.0000000
Class A-2b Notes Balance	$250,000,000.00	$250,000,000.00
Class A-2b Notes Principal Factor	1.0000000	1.0000000
Class A-3 Notes Balance	$600,000,000.00	$600,000,000.00
Class A-3 Notes Principal Factor	1.0000000	1.0000000
Class A-4 Notes Balance	$760,000,000.00	$760,000,000.00
Class A-4 Notes Principal Factor	1.0000000	1.0000000
Class A-5 Notes Balance	$229,825,000.00	$229,825,000.00
Class A-5 Notes Principal Factor	1.0000000	0.3024013
Class B Notes Balance	$122,803,000.00	$122,803,000.00
Class B Notes Principal Factor	1.0000000	1.0000000
Class C Notes Balance	$46,051,000.00	$46,051,000.00
Class C Notes Principal Factor	1.0000000	1.0000000
Class D Notes Balance	$30,701,000.00	$30,701,000.00
Class D Notes Principal Factor	1.0000000	1.0000000

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2005-1
September 2005

Part V. Reserve Account

			Per $1000 of
			Original Principal
Beginning Reserve Account Balance		$15,350,406.12
Draw for Servicing Fee		—	—
Draw for Class A-1a Notes Distributable Amount		—	—
Draw for Class A-1b Notes Distributable Amount		—	—
Draw for Class A-2 Notes Distributable Amount		—	—
Draw for Class A-3 Notes Distributable Amount		—	—
Draw for Class A-4 Notes Distributable Amount		—	—
Draw for Class B Notes Distributable Amount		—	—
Draw for Class C Notes Distributable Amount		—	—
Draw for Class D Notes Distributable Amount		—	—
Additions to Reserve Account (for Accumulation Account)		—	—
Additions to Reserve Account		—	—
Releases from Reserve Account		—	—

Ending Reserve Account Balance		$15,350,406.12

Early Amortization Trigger:
Reserve Account Balance is less than the Specified Reserve Account Balance for Two Consecutive Months

Preceding Collection Period
Specified Reserve Account Balance		$15,350,406.12
Reserve Account Balance		$15,350,406.12

Current Collection Period
Specified Reserve Account Balance		$15,350,406.12
Reserve Account Balance		$15,350,406.12

Part VI. Carryover Shortfall
			Per $1000 of
			Original Principal

Noteholders’ Interest Carryover Shortfall		$—	—
Noteholders’ Principal Carryover Shortfall		$—	—

Part VII. Charge Off and Delinquency Rates

Charge Off Rate	Average Receivables	Credit Repurchases	Loss Rate

September 2005	$2,782,587,827.89	$815,133.27	0.3515%
August 2005	$2,900,272,072.86	$764,218.55	0.3162%
July 2005	$3,022,592,977.10	$358,403.81	0.1423%
Three Month Average Loss Rate			0.2700%

Delinquency Rate*	Total Accounts	Accounts Over 60	% Delinquent

September 2005	173,080	724	0.4183%
August 2005	176,523	649	0.3677%
July 2005	180,398	553	0.3065%
Three Month Average Delinquency Rate			0.3642%

* Includes delinquencies on Hurricane accounts held in special handling. The delinquency detail on the Hurricane accounts only is as follows:

Hurricane Accounts
September Accounts Over 60	47

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2005-1
September 2005

Part VIII. Prepayment Rate

Month	Prepayment Rate
1	0.728%
2	1.980%
3	1.570%
4	1.811%
5	1.410%